EXHIBIT A

                             PART I

          Part I sets forth the meeting time and information relevant to the continuing Directors, auditors, number of shares outstanding and share ownership for each Fund:

                          MEETING TIME

Dreyfus Strategic Municipals, Inc. ("DSM"):            11:45 a.m.
Dreyfus Strategic Municipal Bond Fund, Inc. ("DSMB"):  12:00 Noon

                          BOARD MEMBERS
Name, Principal Occupation
and Business Experience for                           Year
Past Five Years                 Age     Director      Term
                                        Since        Expires
*DAVID W. BURKE                   58    DSMB-1994    1996
   Since August 1994, Consultant        DSM-1994     1997
   to Dreyfus. From October 1990
   to August 1994, Vice
   President and Chief
   Administrative Officer of
   Dreyfus.  From 1977 to 1990,
   Mr. Burke was involved in the
   management of national
   television news, as Vice
   President and Executive Vice
   President of ABC News, and
   subsequently as President of
   CBS News.  He is also a Board
   member of 49 other funds in
   the Dreyfus Family of Funds.
   His address is 200 Park
   Avenue, New York, New York
   10166.

HANS C. MAUTNER                      57   DSMB-1989    1996
   Chairman, Trustee and Chief            DSM- 1987    1997
   Executive Officer of
   Corporate Property Investors,
   a real estate investment
   company.  Since January 1986,
   a Director of Julius Baer
   Investment Management, Inc.,
   a wholly-owned subsidiary of
   Julius Baer Securities, Inc.
   He is also a Board member of
   six other funds in the
   Dreyfus Family of Funds.  His
   address is 305 East 47th
   Street, New York, New York
   10017.

JOHN E. ZUCCOTTI                    57    DSMB-1989*     1996
   President and Chief Executive          DSM-1987       1997
   Officer of Olympia & York
   Companies (U.S.A.) and a
   member of its Board of
   Directors since the inception
   of a Board on July 27, 1993.
   From 1986 to 1990, he was a
   partner in the law firm of
   Brown & Wood, and from 1978
   to 1986, a partner in the law
   firm of Tufo & Zuccotti.
   First Deputy Mayor of the
   City of New York from
   December 1975 to June 1977,
   and Chairman of the City
   Planning Commission for the
   City of New York from 1973 to
   1975.  Mr. Zuccotti is also a
   Director of Empire Blue Cross
   & Blue Shield, Catellus
   Development Corporation, a
   real estate development
   corporation and Diversicare,
   Inc., a health care services
   company.  He is also a Board
   member of six other funds in
   the Dreyfus Family of Funds.
   His address is 237 Park
   Avenue, New York, New York
   10017.
____________

* "Interested Person" as defined in the Act.


              PERTAINING TO THE BOARD OF EACH FUND

       Number of Board and committee meetings held during the last fiscal year: DSMB--9; DSM--9

       Directors, if any, attending fewer than 75% of all Board and committee meetings held in the last fiscal year during the period the Director was in office: DSMB--Mr. Mautner; DSM--Messrs. Houminer and Mautner

       Rate at which Directors are paid :

     Name of Fund             Annual Retainer/Per Meeting Fee

     DSMB                           $2,500/$500
     DSM                            $4,500/$500

       Compensation Table for the last fiscal year (except at otherwise noted):

         (1)            (2)             (3)                  (4)               (5)
 Name of Continuing    Aggregate       Pension or            Estimated         Total
Director and Fund      compensation    retirement benefits   annual            Compensation
                      from each Fund*  accrued as            benefits from     from Fund
                                        part of each Fund's  each Fund upon   and fund complex
                                         expenses             retirement      paid to Board Member**

David W. Burke
    DSMB              [$  672            None                  None           $26,723
    DSM                $  456            None                  None

Hans C. Mautner
    DSMB               $4,500            None                  None           $33,625
    DSM                $6,500            None                  None

John E. Zuccotti
    DSMB               $5,000            None                  None           $33,625]
    DSM                $5,000            None                  None


___________

* Amount does not include reimbursed expenses for attending Board meetings, which amounted to $_______ for all Directors as a group.

** For calendar year 1994.

                             PERTAINING TO AUDITORS

              Date Board last approved Auditors:  January 30, 1995

                    SHARES OUTSTANDING AS OF FEBRUARY 8, 1995

                             DSMB--[45,655,224.63]
                             DSM--[55,629,356]


  PERTAINING TO SHARE OWNERSHIP OF PERSONS, IF ANY, KNOWN TO OWN AT LEAST 5% OF
         THE FUND'S OUTSTANDING VOTING SECURITIES AS OF FEBRUARY 7, 1995


Name of     Name and Address                              Percentage of
Fund         of Stockholder        Number of Shares     Shares Outstanding

[To Be Provided]


                             PART II

          Part II sets forth information relevant to the executive officers of each Fund and Fund share ownership of officers, Directors and Nominees:

Name and Position           Age      Principal Occupation
with Funds                            and Business Experience
                                      For Past Five Years
MARIE E. CONNOLLY           37
   President and
   Treasurer                      President and Chief Operating Officer
                                of Premier Mutual Fund Services, Inc.
                                ("Premier"), a distributor of mutual
                                funds, and an officer of other
                                investment companies advised or
                                administered by Dreyfus.  From
                                December 1991 to July 1994, she was
                                President and Chief Compliance
                                Officer of Funds Distributor, Inc., a
                                wholly-owned subsidiary of The Boston
                               Company, Inc.  Prior to
                                 December 1991, she served as Vice
                                  President and Controller, and later
                                 as Senior Vice President, of The
                                 Boston Company Advisors, Inc.

JOHN E. PELLETIER         30
   Vice President and
   Secretary                 Senior Vice President and General
                             Counsel of Premier and an officer of
                                other investment companies advised or
                            administered by Dreyfus.  From
                            February 1992 to July 1994, he served
                           as Counsel for The Boston Company
                           Advisors, Inc.  From August 1990 to
                             February 1992, he was employed as an
                          Associate at Ropes & Gray, and prior
                            to August 1990, he was employed as an
                              Associate at Sidley & Austin.

FREDERICK C. DEY          33
   Vice President and
   Assistant Treasurer       Senior Vice President of Premier and
                              an officer of other investment
                            companies advised or administered by
                            Dreyfus.  From 1988 to August 1994,
                            he was Manager of the High
                               Performance Fabric Division of
                           Springs Industries Inc.

ERIC B. FISCHMAN       30
   Vice President and
   Assistant Secretary     Associate General Counsel of Premier
                           and an officer of other investment
                           companies advised or administered by
                         Dreyfus.  From September 1992 to
                         August 1994, he was an attorney with
                         the Board of Governors of the Federal
                          Reserve System.

JOSEPH S. TOWER, III   32
   Assistant Treasurer     Senior Vice President, Treasurer and
                           Chief Financial Officer of Premier
                           and an officer of other investment
                           companies advised or administered by
                           Dreyfus.  From July 1988 to
                           August 1994, he was employed by The
                           Boston Company, Inc. where he held
                           various management positions in the
                          Corporate Finance and Treasury areas.

JOHN J. PYBURN         59
   Assistant Treasurer     Vice President of Premier and an
                            officer of other investment companies
                            advised or administered by Dreyfus.
                            From 1984 to July 1994, he was
                            Assistant Vice President in the
                           Mutual Fund Accounting Department of
                            Dreyfus.

PAUL FURCINITO        28
   Assistant Secretary     Assistant Vice President of Premier
                          and an officer of other investment
                           companies advised or administered by
                         Dreyfus.  From January 1992 to July
                          1994, he was a Senior Legal Product
                         Manager and, from January 1990 to
                         January 1992, a mutual fund
                         accountant, for The Boston Company
                         Advisors, Inc.

RUTH D. LEIBERT     50
   Assistant Secretary    Assistant Vice President of Premier
                          and an officer of other investment
                            companies advised or administered by
                         Dreyfus.  From March 1992 to July
                         1994, she was a Compliance Officer
                         for The Managers Funds, a registered
                         investment company.  From March 1990
                         until September 1991, she was
                         Development Director of The Rockland
                         Center for the Arts and, prior
                          thereto, was employed as a Research
                         Assistant for the Bureau of National
                          Affairs.
          The address of each officer of the Fund is 200 Park
Avenue, New York, New York 10166.

          The following table presents certain information for each Fund regarding the beneficial ownership of its shares as of January 31, 1995 by each officer, Director and Nominee of the Fund owning shares on such date. In each case, such amount constitutes less than 1% of the Fund's outstanding shares.


    Name of Fund       Name of Officer or
                        Director/Nominee             Number
                                                  of Shares
    [DSM                 Richard C. Leone           2,800]


                        SAMPLE PROXY CARD


PRELIMINARY COPY

                         [NAME OF FUND]


          The undersigned stockholder of [NAME OF FUND] hereby appoints Robert R. Mullery and Steven F. Newman and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of [NAME OF FUND] standing in the name of the undersigned at the close of business on February 24, 1995 at the Annual
Meeting of Stockholders to be held at the offices of The Dreyfus
Corporation, 200 Park Avenue, 7th Floor West, New York,
New York, commencing at __:__ a.m. on Friday, March 31, 1995, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

          Please mark boxes in blue or black ink.

          1.  Election of Directors.

 ____            ____                             ____
/   / FOR All   /   /  WITHHOLD authority only   /   / WITHHOLD
      Nominees         for those Nominee(s)      authority for
                       whose name(s) I have      ALL Nominees
                       written below


Nominees are:  CLASS I -- Joseph S. DiMartino [, Hodding Carter,
III and Richard C. Leone].

               CLASS II -- Robin A. Smith [and Ehud Houminer].

______________________________________________________________


          2.  To ratify the selection of the Fund's independent
auditors.
          ____             ____              ____
         /   /  FOR       /   /  AGAINST    /   /  ABSTAIN


          3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment(s) thereof.



THIS PROXY IS SOLICITED BY THE FUND'S BOARD OF DIRECTORS AND
WILL BE VOTED FOR THE ABOVE PROPOSALS UNLESS OTHERWISE
INDICATED.

                   Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administra-tor, trustee or guardian, please give full title.


                                  Dated:                , 1995




                                            Signature(s)




                                            Signature(s)


Sign, Date and Return the Proxy
  Card Promptly Using the
  Enclosed Envelope


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